Exhibit 99.1

NEWS RELEASE

Diversa Announces Departure of its President and Chief Executive Officer

Edward T. Shonsey to Assume Role of CEO

San Diego, CA – October 6, 2005 – Diversa Corporation (Nasdaq: DVSA) announced today that Jay M. Short, Ph.D., has resigned from his position as the Company’s President and Chief Executive Officer, and a member of the Company’s Board of Directors by mutual agreement with the Board. Edward T. Shonsey, the Company’s Executive Vice President of Internal Development, has been appointed Chief Executive Officer on an interim basis.

Dr. James Cavanaugh, Chairman of the Company’s Board of Directors, said, “On behalf of the entire Board, I would like to thank Jay for his many contributions as he guided Diversa during its transition from a startup organization to a public company. Having been a founder of the Company and having established a strong foundation of powerful discovery and evolution technologies, he leaves the Company well-positioned with a pipeline of products and programs from which the Company expects to derive significant value in the future as it moves forward.”

“Diversa is entering a new phase of growth, one that focuses on strengthening its commercial and marketing leadership to move the Company toward profitability. Diversa will position both its Bioscience and Pharmaceutical programs to be consistent with this goal,” continued Dr. Cavanaugh. “We are very fortunate to have Ed Shonsey at this transitional phase in the Company’s history. His strong strategic business and marketing skills, plus his proven business leadership during times of organizational transformation, will play a critical role in Diversa’s future.”

Mr. Shonsey joined Diversa in January 2003 and has served as Diversa’s Executive Vice President of Internal Development, with responsibility for Diversa’s operations and human resources function. Mr. Shonsey’s past experience also includes significant global leadership positions in such companies as Procter & Gamble and Pioneer Hi-Bred International, as well as Northrup King Company and Novartis Seeds Inc., where he served as President and CEO.

About Diversa

Diversa Corporation is a leader in applying proprietary genomic technologies for the rapid discovery and optimization of novel protein-based products. The Company is directing its integrated portfolio of technologies to the discovery, evolution, and production of commercially valuable molecules with agricultural, chemical, industrial, and pharmaceutical applications. Diversa has established alliances and joint ventures with market leaders, such as Bayer Animal Health, Cargill Health and Food Technologies, DuPont Bio-Based Materials, GlaxoSmithKline, Medarex, Merck, and Xoma. In addition, the Company has formed a broad strategic relationship with Syngenta AG, a world-leading agribusiness company. Diversa has commercialized products both independently and in collaboration with strategic partners and licensees. Additional information is available at Diversa’s website: www.diversa.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to the position of the Company’s pipeline and programs, the Company’s expectations of deriving significant value from its products and programs, the expected future growth of the Company, and opportunity to move to profitability, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks involved with the Company’s new and uncertain technologies, risks associated with the Company’s dependence on patents and proprietary rights, risks associated with the Company’s protection and enforcement of its patents and proprietary rights, the Company’s dependence on existing collaborations and its ability to achieve milestones under existing and future collaboration agreements, the ability of the Company to commercialize products (including by obtaining any required regulatory approvals) using the Company’s technologies and the timing for launching any commercialized products, the Company’s ability to realize profits from any of its commercialized profits, the development or availability of competitive products or technologies, the future ability of the Company to enter into and/or maintain collaboration and joint venture agreements and licenses and the Company’s reliance on Mr. Shonsey and other employees of the Company, particularly during the Company’s organizational transition. These factors and others are more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Contact:

Martin Sabarsky

Corporate Development & Investor Relations

Diversa Corporation

(858) 526-5166